Exhibit 4.2

DUKE ENERGY CAROLINAS, LLC

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

ONE-HUNDRED AND TENTH SUPPLEMENTAL INDENTURE

Dated as of January 5, 2024

ADDITIONAL ISSUANCE OF

$425,000,000 FIRST AND REFUNDING MORTGAGE BONDS, 5.40% SERIES DUE 2054

SUPPLEMENTAL TO

FIRST AND REFUNDING MORTGAGE
DATED AS OF December 1, 1927

Drawn By and Return To:

Hunton Andrews Kurth LLP
200 Park Avenue

New York, New York 10166

Attention: Brendan P. Harney

SUPPLEMENTAL INDENTURE, bearing date as of the 5th day of January, 2024, made and entered into by and between Duke Energy Carolinas, LLC, a limited liability company duly organized and existing under the laws of the State of North Carolina, hereinafter called the “Company”, party of the first part, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, having a corporate trust office at 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256, hereinafter called the “Trustee”, as Trustee, party of the second part. The Trustee is the successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank (successor to Morgan Guaranty Trust Company of New York)), as Trustee.

WHEREAS the Company’s predecessor is Duke Energy Corporation (formerly known as Duke Power Company), a corporation organized under the laws of the State of North Carolina, which converted its form of organization on April 3, 2006 from a North Carolina corporation to a North Carolina limited liability company named “Duke Power Company LLC,” which changed its name to Duke Energy Carolinas, LLC on October 1, 2006; and

WHEREAS Duke Power Company, a New Jersey corporation, hereinafter called the “New Jersey Company”, duly executed and delivered its First and Refunding Mortgage, dated as of December 1, 1927, to Guaranty Trust Company of New York, as Trustee, to secure its First and Refunding Mortgage Gold Bonds, to be issued from time to time in series as provided in said Mortgage, and has from time to time duly executed and delivered supplemental indentures, including supplemental indentures dated as of September 1, 1947 and February 1, 1949, to Guaranty Trust Company of New York (the corporate name of which has been changed to Morgan Guaranty Trust Company of New York), as Trustee, and a supplemental indenture dated as of February 1, 1960 to Morgan Guaranty Trust Company of New York, as Trustee, supplementing and modifying said Mortgage (said Mortgage, as so supplemented and modified by the supplemental indentures dated as of September 1, 1947, February 1, 1949 and February 1, 1960, being hereinafter referred to as the “original indenture”); and

WHEREAS bonds of a series known as the “First and Refunding Mortgage Bonds, 2.65% Series Due 1977” (herein called “bonds of the 2.65% Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 2 7/8% Series Due 1979” (herein called “bonds of the 1979 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 6 3/8% Series Due 1998” (herein called “bonds of the 1998 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, Pollution Control Facilities Revenue Refunding Series Due 2014” (herein called “bonds of the 1990 Pollution Control Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, City of Greensboro Series Due 2027” (herein called “bonds of the 2027 City of Greensboro Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, Medium-Term Notes Series” (herein called “bonds of the Medium-Term Notes Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 6 5/8% Series B Due 2003” (herein called “bonds of the 2003 Series B”), bonds of a series known as the “First and Refunding Mortgage Bonds, 6 3/8% Series Due 2008” (herein called “bonds of the 2008 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 5 7/8% Series C Due 2003” (herein called “bonds of the 2003 Series C”), bonds of a series known as the “First and Refunding Mortgage Bonds, Pollution Control Facilities Revenue Refunding Series Due 2014” (herein called “bonds of the 1993 Pollution Control Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 6 1/4% Series B 2004” (herein called “bonds of the 2004 Series B”), bonds of a series known as the “First and Refunding Mortgage Bonds, 7% Series Due 2033” (herein called “bonds of the 2033 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 6 7/8% Series B Due 2023” (herein called “bonds of the 2023 Series B”), bonds of a series known as the “First and Refunding Mortgage Bonds, 6 3/4% Series Due 2025” (herein called “bonds of the 2025 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 7 7/8% Series Due 2024” (herein called “bonds of the 2024 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 7 1/2% Series B Due 2025” (herein called “bonds of the 2025 Series B”), bonds of a series known as the “First and Refunding Mortgage Bonds, 7 1/2% Series Due 1999” (herein called “bonds of the 1999 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 7% Series Due 2000” (herein called “bonds of the 2000 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 7% Series B Due 2000” (herein called “bonds of the 2000 Series B”), bonds of a series known as the “First and Refunding Mortgage Bonds, 6.625% Series Due 2003” (herein called “bonds of the 2003 Series”), bonds of a series known as the “First and Refunding Mortgage Bonds, 9 5/8% Series Due 2020” (herein called “bonds of the 9 5/8% Series due 2020”), bonds of a series known as the “First and Refunding Mortgage Bonds, 8 3/4% Series Due 2021” (herein called “bonds of the 2021 Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 7% Series Due 2005” (herein called “bonds of the 2005 Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 3.75% Series A Due 2008” (herein called “bonds of the 3.75% Series A”), bonds of series known as “First and Refunding Mortgage Bonds, 3.75% Series B Due 2008” (herein called “bonds of the 3.75% Series B,” and together with the bonds of the 3.75% Series A, the “bonds of the 3.75% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 7 3/8% Series Due 2023” (herein called “bonds of the 7 3/8% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 4 1/2% Series Due 2010” (herein called “bonds of the 4 1/2% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 5.30% Series Due 2015” (herein called “bonds of the 5.30% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 5.25% Series Due 2018” (herein called “bonds of the 5.25% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 6.00% Series Due 2038” (herein called “bonds of the 6.00% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 2007A Pledge Series Due 2040” (herein called “bonds of the 2007A Pledge Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 2007B Pledge Series Due 2040” (herein called “bonds of the 2007B Pledge Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 5.10% Series B Due 2018” (herein called “bonds of the 5.10% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 6.05% Series B Due 2038” (herein called “bonds of the 6.05% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 7.00% Series C Due 2018 (herein called “bonds of the 2018 Series C”), bonds of a series known as “First and Refunding Mortgage Bonds, 5.30% Series Due 2040” (herein called “bonds of the 2040 Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 4.30% Series due 2020”(herein called “bonds of the 2020 Series”), bonds of a series known as “First and Refunding Mortgage Bonds, Solid Waste Disposal Revenue Bonds Series 2010A Due 2031” (herein called “bonds of the 2010A Solid Waste Disposal Series”), bonds of a series known as “First and Refunding Mortgage Bonds, Solid Waste Disposal Revenue Bonds Series 2010B Due 2031” (herein called “bonds of the 2010B Solid Waste Disposal Series”), bonds of a series known as “First and Refunding Mortgage Bonds, Solid Waste Disposal Revenue Bonds Series 2010C Due 2040” (herein called “bonds of the 2010C Solid Waste Disposal Series”), bonds of a series known as “First and Refunding Mortgage Bonds, Solid Waste Disposal Revenue Bonds Series 2010D Due 2040 (herein called “bonds of the 2010D Solid Waste Disposal Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 3.90% Series due 2021” (herein called “bonds of the 3.90% Series due 2021”), bonds of a series known as “First and Refunding Mortgage Bonds, 1.75% Series due 2016” (herein called “bonds of the 1.75% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 4.25% Series due 2041” (herein called “bonds of the 4.25% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 4.00% Series due 2042” (herein called “bonds of the 4.00% Series”), bonds of a series known as “First and Refunding Mortgage Bonds, 3.75% Series due 2045” (herein called “bonds of the 3.75% Series due 2045”), bonds of a series known as “First and Refunding Mortgage Bonds, 2.500% Series due 2023” (herein called “bonds of the 2.500% Series due 2023”), bonds of a series known as “First and Refunding Mortgage Bonds, 3.875% Series due 2046” (herein called “bonds of the 3.875% Series due 2046”), bonds of a series known as “First and Refunding Mortgage Bonds, 2.95% Series due 2026” (herein called “bonds of the 2.95% Series due 2026”), bonds of a series known as “First and Refunding Mortgage Bonds, 3.70% Series due 2047” (herein called “bonds of the 3.70% Series due 2047”), bonds of a series known as “First and Refunding Mortgage Bonds, 3.05% Series due 2023” (herein called “bonds of the 3.05% Series due 2023”), bonds of a series known as “First and Refunding Mortgage Bonds, 3.95% Series due 2048 (herein called “bonds of the 3.95% Series due 2048”), bonds of a series known as “First and Refunding Mortgage Bonds, 3.35% Series due 2022” (herein called “bonds of the 3.35% Series due 2022”), bonds of a series known as “First and Refunding Mortgage Bonds, 3.95% Series due 2028” (herein called “bonds of the 3.95% Series due 2028”), bonds of a series known as “First and Refunding Mortgage Bonds, 2.45% Series due 2029” (herein called “bonds of the 2.45% Series due 2029”), bonds of a series known as “First and Refunding Mortgage Bonds, 3.20% Series due 2049” (herein called “bonds of the 3.20% Series due 2049”), bonds of a series known as “First and Refunding Mortgage Bonds, 2.45% Series due 2030” (herein called “bonds of the 2.45% Series due 2030”), bonds of a series known as “First and Refunding Mortgage Bonds, 2.55% Series due 2031” (herein called “bonds of the 2.55% Series due 2031”), bonds of a series known as “First and Refunding Mortgage Bonds, 3.45% Series due 2051” (herein called “bonds of the 3.45% Series due 2051”) , bonds of a series known as “First and Refunding Mortgage Bonds, 2.85% Series due 2032” (herein called “bonds of the 2.85% Series due 2032”), bonds of a series known as “First and Refunding Mortgage Bonds, 3.55% Series due 2052” (herein called “bonds of the 3.55% Series due 2052”), bonds of a series known as “First and Refunding Mortgage Bonds, 4.95% Series due 2033” (herein called “bonds of the 4.95% Series due 2033”), bonds of a series known as “First and Refunding Mortgage Bonds, 5.35% Series due 2053” (herein called “bonds of the 5.35% Series due 2053”), bonds of a series known as “First and Refunding Mortgage Bonds, 5.40% Series due 2054” (herein called “bonds of the 5.40% Series due 2054”) and such other bonds that have heretofore been issued and (except for bonds of the 2.65% Series, bonds of the 1979 Series, bonds of the 1998 Series, bonds of the 1990 Pollution Control Series, bonds of the Medium Term Notes Series, bonds of the 2003 Series B, bonds of the 2008 Series, bonds of the 2003 Series C, bonds of the 1993 Pollution Control Series, bonds of the 2004 Series B, bonds of the 2033 Series, bonds of the 2023 Series B, bonds of the 2025 Series, bonds of the 2024 Series, bonds of the 2025 Series B, bonds of the 1999 Series, bonds of the 2000 Series, bonds of the 2000 Series B, bonds of the 2003 Series, bonds of the 9 5/8% Series due 2020, bonds of the 2021 Series, bonds of the 2005 Series, bonds of the 3.75% Series, bonds of the 7 3/8% Series, bonds of the 2007A Pledge Series, bonds of the 2007B Pledge Series, bonds of the 4 1/2% Series, bonds of the 5.30% Series, bonds of a series known as “First and Refunding Mortgage Bonds, Pollution Control Facilities Revenue Refunding Series Due 2017,” bonds of the 1.75% Series, bonds of the 5.25% Series, bonds of the 5.10% Series, bonds of the 2018 Series C, bonds of the 2020 Series, bonds of the 2010A Solid Waste Disposal Series, bonds of the 2010B Solid Waste Disposal Series, bonds of the 3.90% Series due 2021, bonds of the 3.35% Series due 2022, bonds of the 2.500% Series due 2023, bonds of the 3.05% Series due 2023, and other such bonds which have been redeemed or retired in their entirety) are the only bonds now outstanding under the original indenture as heretofore supplemented; and

WHEREAS the Company has duly executed and delivered a supplemental indenture, dated as of June 15, 1964, to Morgan Guaranty Trust Company of New York, as Trustee, for the purpose of evidencing the succession by merger of the Company to the New Jersey Company and the assumption by the Company of the covenants and conditions of the New Jersey Company in the original indenture and to enable the Company to have and exercise the powers and rights of the New Jersey Company under the original indenture in accordance with the terms thereof and whereby the Company assumed and agreed to pay duly and punctually the principal of and interest on the bonds issued under the original indenture in accordance with the provisions of said bonds and the coupons thereto appertaining and the original indenture, and agreed to perform and fulfill all the terms, covenants and conditions of the original indenture binding upon the New Jersey Company, and

WHEREAS Morgan Guaranty Trust Company of New York resigned as Trustee under the original indenture as heretofore supplemented and Chemical Bank was appointed successor Trustee, said resignation and appointment having taken effect on August 30, 1994 pursuant to an Instrument of Resignation, Appointment and Acceptance dated as of August 30, 1994 among the Company, Morgan Guaranty Trust Company of New York, as Trustee, and Chemical Bank (now known as JPMorgan Chase Bank, N.A.), as successor Trustee; and

WHEREAS JPMorgan Chase Bank, N.A. resigned as Trustee and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) was appointed successor Trustee, said resignation and appointment having taken effect on September 24, 2007 pursuant to an Instrument of Resignation, Appointment and Acceptance dated as of September 24, 2007 among the Company, JPMorgan Chase Bank, N.A., as Trustee, and The Bank of New York Mellon Trust Company, N.A., as successor Trustee; and

WHEREAS the Company desires to issue additional bonds of the 5.40% Series due 2054 under the original indenture, as heretofore supplemented and as to be supplemented by this supplemental indenture, initially in an aggregate principal amount of $425,000,000 (hereinafter referred to as the “Additional Bonds of the 5.40% Series”); and

WHEREAS the terms and provisions of the Additional Bonds of the 5.40% Series, and the form thereof, were set forth in the One-Hundred and Eighth Supplemental Indenture, dated as of June 15, 2023, between the Company and the Trustee (hereinafter sometimes referred to as the “One-Hundred and Eighth Supplemental Indenture”), which One-Hundred and Eighth Supplemental Indenture also provided for the issuance of $500,000,000 aggregate principal amount of the bonds of the 5.40% Series due 2054; and

WHEREAS Section 2.5 of the One-Hundred and Eighth Supplemental Indenture provides that the Company may, without the consent of the holders of the bonds of the 5.40% Series due 2054, reopen the bonds of the 5.40% Series due 2054 and issue an unlimited amount of additional bonds having the same ranking, interest rate, maturity and other terms as the previously issued bonds of the 5.40% Series due 2054, provided, that, such Additional Bonds of the 5.40% Series are fungible with the previously issued bonds of the 5.40% Series due 2054 for United States federal income tax purposes; and

WHEREAS for the purposes hereinabove recited, and pursuant to due limited liability company action, the Company has duly determined to execute and deliver to the Trustee a supplemental indenture in the form hereof supplementing the original indenture (the original indenture, as previously supplemented by supplemental indentures and as hereby supplemented, being sometimes hereinafter referred to as the “Indenture”); and

WHEREAS all conditions and requirements necessary to make this supplemental indenture a valid, legal and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized:

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in consideration of the premises and of the sum of one dollar duly paid by the Company to the Trustee at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, the Company hereby covenants and agrees with the Trustee and its successors in the trust under the Indenture as follows:

PART One.

SECTION 1.    Issuance of Additional Bonds of the 5.40% Series

Section 1.1.      There is hereby authorized and established Additional Bonds of the 5.40% Series designated “First and Refunding Mortgage Bonds, 5.40% Series due 2054,” which shall be consolidated with, and form a single series with, the bonds of the 5.40% Series due 2054. The Additional Bonds of the 5.40% Series, which are authenticated and delivered hereunder, shall be initially limited to an aggregate principal amount of $425,000,000, and immediately after the issuance of the Additional Bonds of the 5.40% Series, the aggregate principal amount of the bonds of the 5.40% Series due 2054, together with the Additional Bonds of the 5.40% Series, shall be $925,000,000. The terms and conditions of the Additional Bonds of the 5.40% Series are the same as those of the bonds of the 5.40% Series due 2054 as specified in the One-Hundred and Eighth Supplemental Indenture.

PART Two.

MISCELLANEOUS.

SECTION 1.

(a)          For the purposes of §2.10 of the Indenture and for the purposes of any modification of the provisions of the Replacement Fund referred to in Part Two of the One-Hundred and Eighth Supplemental Indenture, the covenants and provisions on the part of the Company which are set forth or incorporated in Part Two of the One-Hundred and Eighth Supplemental Indenture shall be for the benefit only of the holders of the bonds of the 5.40% Series due 2054, including the Additional Bonds of the 5.40% Series. Such covenants and provisions shall remain in force and be applicable only so long as any bonds of the 5.40% Series due 2054, including the Additional Bonds of the 5.40% Series, shall be outstanding, and, subject to the provisions of paragraph (2) of subdivision (c) of §10.01 of the Indenture, any such covenants and provisions may be modified with respect to the bonds of the 5.40% Series due 2054, including the Additional Bonds of the 5.40% Series, with the consent, in writing or by vote at a bondholders’ meeting of the holders of sixty-six and two-thirds per cent (66 2/3%) of the principal amount of the bonds of the 5.40% Series due 2054 at the time outstanding, including the Additional Bonds of the 5.40% Series, and without the consent of the holders of any other bonds then outstanding under the Indenture; provided that no such consent shall be effective to waive any past default under such covenants and provisions, and its consequences, unless the consent of the holders of at least a majority in principal amount of all bonds then outstanding under the Indenture is obtained. Such covenants shall be deemed to be additional covenants and none of them shall affect or derogate from, or relieve the Company from, its obligation to comply with any of the other covenants, conditions, requirements or provisions of the Indenture or any other supplemental indenture.

(b)        For the purposes of §2.10 of the Indenture and for the purposes of any modification of the provisions of Part Three of the One-Hundred and Eighth Supplemental Indenture, the covenants and provisions on the part of the Company which are set forth or incorporated in said Part Three shall be for the benefit only of the holders of the bonds of the 5.40% Series due 2054, including the Additional Bonds of the 5.40% Series. Such covenants and provisions shall remain in force and be applicable only so long as any bonds of the 5.40% Series due 2054, including the Additional Bonds of the 5.40% Series, shall be outstanding, and, subject to the provisions of paragraph (2) of subdivision (c) of §10.01 of the Indenture, any such covenants and provisions may be modified with respect to the bonds of the 5.40% Series due 2054, including the Additional Bonds of the 5.40% Series, with the consent, in writing or by vote at a bondholders’ meeting of the holders of sixty-six and two-thirds per cent (66 2/3%) of the principal amount of the bonds of the 5.40% Series due 2054 at the time outstanding, including the Additional Bonds of the 5.40% Series, and without the consent of the holders of any other bonds then outstanding under the Indenture; provided that no such consent shall be effective to waive any past default under such covenants and provisions, and its consequences, unless the consent of the holders of at least a majority in principal amount of all bonds then outstanding under the Indenture is obtained. Such covenants shall be deemed to be additional covenants and none of them shall affect or derogate from, or relieve the Company from, its obligation to comply with any of the other covenants, conditions, requirements or provisions of the Indenture or any other supplemental indenture.

SECTION 2.    All terms contained in this supplemental indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Indenture.

SECTION 3.     In case any one or more of the provisions contained in this supplemental indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision contained in this supplemental indenture, and, to the extent, but only to the extent, that such provision is invalid, illegal or unenforceable, this supplemental indenture shall be construed as if such provision had never been contained herein.

SECTION 4.    The Trustee hereby accepts the trusts herein declared and provided upon the terms and conditions in the Indenture set forth.

SECTION 5.    This supplemental indenture may be executed in several counterparts, each of which shall be an original, and all collectively but one instrument. The words “execution,” signed,” signature,” and words of like import in the Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in the Indenture to the contrary notwithstanding, (a) any officers’ certificate, Opinion of Counsel, Trustee’s Certificate, Engineer’s Certificate, Net Earnings Certificate, bond, certificate of authentication appearing on or attached to any bond, or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to the Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Article Two or elsewhere in the Indenture to the execution, attestation or authentication of any bond or any certificate of authentication appearing on or attached to any bond by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in Article Two or elsewhere in the Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the bonds of the 5.40% Series.

SECTION 6.     In addition to the amendment provisions of the Indenture, the terms and conditions of this supplemental indenture and the Additional Bonds of the 5.40% Series may be modified, amended or supplemented by the Company and the Trustee, without the consent of the holders of the bonds of the 5.40% Series due 2054, including the Additional Bonds of the 5.40% Series, and if not inconsistent with the Indenture, to cure ambiguities in this supplemental indenture or the Additional Bonds of the 5.40% Series, or correct defects or inconsistencies in the provisions of this supplemental indenture or the Additional Bonds of the 5.40% Series or to provide for such appropriate additional provisions in this supplemental indenture or the Additional Bonds of the 5.40% Series as are necessary for certificated bonds to be issued in lieu of Global Securities or to reflect additional provisions related to the issuance of Global Securities (including changes in the procedures of the Depositary).

IN WITNESS WHEREOF, Duke Energy Carolinas, LLC, the party of the first part hereto, has caused this supplemental indenture to be signed in its name by one of its Senior Vice Presidents and its company seal to be hereunto affixed, and the same to be attested by one of its Assistant Secretaries, and The Bank of New York Mellon Trust Company, N.A., the party of the second part hereto, in token of its acceptance of the trust hereby created, has caused this supplemental indenture to be signed in its name by one of its Vice Presidents and its company seal to be hereunto affixed, and the same to be attested by one of its Vice Presidents, all as of the day and year first above written.

DUKE ENERGY CAROLINAS, LLC

	By:	/s/ Karl W. Newlin
		Name:	Karl W. Newlin
		Title:	Senior Vice President, Corporate
Development and Treasurer
ATTEST:

/s/ Robert T. Lucas III
Name: Robert T. Lucas III
Title: Assistant Secretary

Signed, sealed, executed, acknowledged
and delivered by Duke Energy
Carolinas, LLC, in the presence of:

/s/ Lisa Moore
Lisa Moore

/s/ Carol Melendez
Carol Melendez

[COMPANY’S SIGNATURE PAGE]

[ONE-HUNDRED AND TENTH SUPPLEMENTAL INDENTURE

TO THE DUKE ENERGY CAROLINAS, LLC FIRST AND REFUNDING MORTGAGE

DATED AS OF DECEMBER 1, 1927]

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

	By:	/s/ Michael C. Jenkins
		Name:	Michael C. Jenkins
		Title:	Vice President

ATTEST:

/s/ Stephanie A. Greene-Matthews
Name: Stephanie A. Greene-Matthews
Title: Vice President

Signed, sealed, executed,
acknowledged and delivered by The Bank of New York
Mellon Trust Company, N.A.,
in the presence of:

/s/ Shanna Cooke
Name: Shanna Cooke

/s/ Lori-Ann Soriano
Name: Lori-Ann Soriano

[TRUSTEE’S SIGNATURE PAGE]

[ONE-HUNDRED AND TENTH SUPPLEMENTAL INDENTURE

TO THE DUKE ENERGY CAROLINAS, LLC FIRST AND REFUNDING MORTGAGE

DATED AS OF DECEMBER 1, 1927]

State of Florida	)
) ss.:
County of Duval	)

Personally appeared before me, Shanna Cooke, and made oath that she is not a party to or beneficiary of the transaction and that she saw Michael C. Jenkins, a Vice President and Stephanie A. Greene-Matthews, a Vice President, respectively, of The Bank of New York Mellon Trust Company, N.A., sign, attest and affix hereto the corporate seal of said The Bank of New York Mellon Trust Company, N.A., and, as the act and deed of said corporation, deliver the within written and foregoing deed, and that she, with Lori-Ann Soriano, witnessed the execution thereof.

Sworn and subscribed before me
this 4th day of January, 2024.

/s/ Nathan Turner
Nathan Turner
Notary Public – State of Florida
Commission HH350218
Expires 1/17/2027

State of Florida	)
) ss.:
County of Duval	)

I, Nathan Turner, a Notary Public in and for the State aforesaid, certify that Stephanie A. Greene-Matthews personally came before me this day and acknowledged that she is a Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association, and that, by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by one of its Vice Presidents, sealed with its corporate seal, and attested by herself as one of its Vice Presidents.

Witness may hand and official seal, this 4th day of January, 2024.

/s/ Nathan Turner
Nathan Turner
Notary Public – State of Florida
Commission HH350218
Expires 1/17/2027

State of North Carolina	)
) ss.:
County of Mecklenburg	)

I, Jenny Pattana, a Notary Public in and for the State and County aforesaid, certify that Carol Melendez personally appeared before me this day, and being duly sworn, stated that she is not a party to or beneficiary of the transaction and that in her presence Karl W. Newlin, Senior Vice President, Corporate Development and Treasurer of Duke Energy Carolinas, LLC, executed the foregoing instrument, and that she, with Lisa Moore, witnessed the execution thereof.

Witness my hand and official seal, this 5th day of January, 2024.
/s/ Carol Melendez
Carol Melendez

/s/ Jenny Pattana
Name: Jenny Pattana
Notary Public, State of North Carolina
Mecklenburg County
My Commission Expires: June 8, 2025

State of North Carolina	)
) ss.:
County of Mecklenburg	)

I, Jenny Pattana, a Notary Public in and for the State and County aforesaid, certify that Robert T. Lucas III personally came before me this day and acknowledged that he is an Assistant Secretary of Duke Energy Carolinas, LLC, a North Carolina limited liability company, and that, by authority duly given and as the act of the company, the foregoing instrument was signed in its name by one of its Senior Vice Presidents, sealed with its seal, and attested by himself as one of its Assistant Secretaries.

Witness my hand and official seal, this 5th day of January, 2024.
/s/ Jenny Pattana
Name: Jenny Pattana
Notary Public, State of North Carolina
Mecklenburg County
My Commission Expires: June 8, 2025